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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 -------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 -------------

         Date of Report (date of earliest event reported): June 21, 1999



                        SPELLING ENTERTAINMENT GROUP INC.
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             (Exact name of registrant as specified in its charter)



 Delaware                       1-6739                       59-0862100
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(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


               5700 Wilshire Boulevard, Los Angeles, CA     90036

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               (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (323) 965-5700



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Item 5.   Other Events.
          -------------

          On June 21, 1999, Viacom Inc., a Delaware corporation ("Viacom"), announced that it had completed its tender offer for all outstanding shares of common stock of Spelling Entertainment Group Inc. ("Spelling") that it did not already own for $9.75 per share in cash.

          The tender offer was made under the terms of a merger agreement between Spelling and Viacom.

          Under the terms of the merger agreement, Viacom acquired all of the remaining shares of Spelling, not purchased in the offer, through a merger which was completed June 23, 1999. As a result of the merger, Viacom owns 100% of Spelling and Spelling's shares have been delisted from the New York and Pacific Stock Exchanges. In the merger, all remaining shares of Spelling not purchased in the offer (other than those held by Viacom) were converted into the right to receive $9.75 per share in cash, subject to dissenter's rights.

          A copy of the press release issued by Viacom dated June 21, 1999, describing the completion of the tender offer, is attached hereto as Exhibit 99.1.

          A copy of the press release issued by Viacom dated June 24, 1999, announcing the completion of the merger, is attached hereto as Exhibit 99.2.


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          (c) The following exhibits are filed as part of this report on Form
8-K:

          99.1  Press Release issued by Viacom dated June 21, 1999.

          99.2  Press Release issued by Viacom dated June 24, 1999.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        SPELLING ENTERTAINMENT GROUP INC.



Date:  June 30, 1999                    By:     /s/  Ross G. Landsbaum
                                                --------------------------
                                        Name:   Ross G. Landsbaum
                                        Title:  Senior Vice President,
                                                Chief Financial Officer





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                                 EXHIBIT INDEX
                                 -------------




Exhibit No.            Description
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99.1                   Press Release issued by Viacom dated June 21, 1999.

99.2                   Press Release issued by Viacom dated June 24, 1999.